Exhibit 99.1

May 2, 2007

Tetra Tech Reports Second Quarter Results

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the second quarter ended April 1, 2007.  The Company achieved the high end of its earnings guidance for the quarter.

Second Quarter Results

Revenue in the quarter was $346.0 million, up 8.5% from $318.9 million, and revenue, net of subcontractor costs, was $236.3 million, down 0.6% from $237.7 million for the same quarter last year.  Income from operations for the quarter was $18.4 million, up 13.3% from $16.2 million for the same quarter last year.  Net income for the second quarter was $10.4 million, up 16.1% from $9.0 million for the same quarter last year.  Diluted earnings per share (EPS) from continuing operations was $0.18, up 28.6% from $0.14 for the same quarter last year.  The second quarter results were positively impacted by approximately $1.0 million of net litigation settlements.  Backlog at the end of the second quarter was a record $1.085 billion, up 15.3% from $941 million at the end of the same quarter last year. Cash provided by operations for the quarter was $22.0 million.

Six Month Results

Revenue for the first six months was $715.2 million, up 8.3% from $660.1 million, and revenue, net of subcontractor costs, was $481.1 million, an increase of 2.9% from $467.5 million for the same period last year.  Income from operations for the first six months was $39.7 million, up 19.2% from $33.3 million for the same period last year.  Net income for the first six months was $19.8 million, up 16.8% from $17.0 million for the same period last year.  Diluted EPS for the first six months was $0.34, up 17.2% from $0.29 for the same period last year.

Reflecting on the second quarter results, Tetra Tech CEO Dan Batrack stated, “We are pleased with our continued strong performance, particularly the significant increase in our backlog.  We remain focused on providing outstanding services to our customers and expanding the business strategically.”

	Three Months Ended		Six Months Ended
In thousands (except EPS data)	April 1, 2007	April 2, 2006	April 1, 2007	April 2, 2006
Revenue	$346,019	$318,892	$715,172	$660,084
Revenue, net of subcontractor costs	236,259	237,716	481,130	467,475
Income from operations	18,378	16,224	39,743	33,347
Interest expense, net	(495)	(1,873)	(1,244)	(4,105)
Loss on retirement of debt	—	—	(4,226)	—
Income tax expense	(7,500)	(6,246)	(14,464)	(12,649)
Income from continuing operations	10,383	8,105	19,809	16,593
Income from discontinued operations, net of tax	26	859	26	394
Net income	$10,409	$8,964	$19,835	$16,987

Basic EPS:
Income from continuing operations	$0.18	$0.14	$0.34	$0.29
Income from discontinued operations, net of tax	—	0.02	—	0.01
Net income	$0.18	$0.16	$0.34	$0.30

Diluted EPS:
Income from continuing operations	$0.18	$0.14	$0.34	$0.29
Income from discontinued operations, net of tax	—	0.02	—	—
Net income	$0.18	$0.16	$0.34	$0.29

Weighted average common shares outstanding:
Basic	57,838	57,262	57,773	57,182
Diluted	58,323	57,806	58,270	57,724

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Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release.  The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects diluted EPS for the third quarter of fiscal 2007 to be in the range of $0.19 to $0.21.  Revenue, net of subcontractor costs, for the third quarter is expected to range from $245 million to $260 million.  For fiscal 2007, Tetra Tech now expects diluted EPS to be $0.73 to $0.78.  Revenue, net of subcontractor costs, for fiscal 2007 is expected to range from $975 million to $1.015 billion.

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the second quarter results through a link posted on the Company’s web site at www.tetratech.com on May 3, 2007 at 8:00 a.m. (PDT).

About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering, and technical services. With approximately 7,500 associates located in the United States and internationally, the Company supports commercial and government clients in the areas of resource management and infrastructure.  Tetra Tech’s services include research and development, applied science and technology, engineering design, program management, construction management, and operations and maintenance.

CONTACTS:
Jorge Casado, Investor Relations
Talia Starkey, Media & Public Relations
(626) 351-4664

Forward-Looking Statements

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements. Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are: fluctuations in quarterly operating results; the impact of downturns in the financial markets and reductions in government budgets; volatility of common stock value; concentration of revenues from government agencies and funding disruptions by these agencies; failure to properly manage projects; acquisition strategy risks; management of growth strategy; use of the percentage-of-completion method of accounting; adverse resolution of an IRS examination; loss of key personnel or the inability to attract and retain qualified personnel; implementation of the enterprise resource planning system; international operations risks; credit risks associated with commercial clients; violations of government contractor regulations; competitive bidding for government contracts; the affect of a negative government audit; the

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inability to accurately estimate contract risks, revenue, and costs; backlog cancellation and adjustments; client base consolidation; failure of partners to perform on joint projects; inability to find qualified subcontractors; changes in existing environmental laws, regulations, or programs; competition; restrictive covenants in debt agreements; risks of professional and other liabilities; adverse resolution of litigation; conflict of interest issues; changes in accounting for equity-related compensation; expenses associated with corporate governance; and disruption of operations due to computer viruses or terrorism. Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change. Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.

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TETRA TECH, INC.

Condensed Consolidated Balance Sheets

(in thousands, except par value)

	April 1,	October 1,
	2007	2006
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$22,564	$65,353
Accounts receivable - net	348,496	346,543
Prepaid expenses and other current assets	23,622	21,757
Income taxes receivable	10,260	5,063
Current assets of discontinued operations	593	865
Total current assets	405,535	439,581
Property and equipment:
Equipment, furniture, and fixtures	83,609	79,225
Leasehold improvements	9,097	8,798
Total	92,706	88,023
Accumulated depreciation and amortization	(59,273)	(56,033)
Property and equipment - net	33,433	31,990

Deferred income taxes	10,129	12,909
Income taxes receivable	33,800	33,800
Goodwill	158,976	158,581
Intangible assets - net	6,522	4,507
Other assets	15,688	17,893
Non-current assets of discontinued operations	2,418	2,418
Total Assets	$666,501	$701,679

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$98,620	$104,626
Accrued compensation	58,800	67,592
Billing in excess of costs on uncompleted contracts	43,924	41,345
Deferred income taxes	17,689	15,386
Current portion of long-term obligations	627	17,760
Other current liabilities	33,189	42,200
Current liabilities of discontinued operations	370	359
Total current liabilities	253,219	289,268
Long-term obligations	33,583	57,608
Commitments and contingencies

Stockholders’ Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding as of April 1, 2007 and October 1, 2006	—	—
Common stock - authorized, 85,000 shares of $0.01 par value; issued and outstanding 57,883 and 57,676 shares as of April 1, 2007 and October 1, 2006, respectively	580	577
Additional paid in capital	270,507	265,444
Accumulated other comprehensive income (loss)	(4)	1
Retained earnings	108,616	88,781
Total stockholders’ equity	379,699	354,803
Total Liabilities and Stockholders’ Equity	$666,501	$701,679

TETRA TECH, INC.

Condensed Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended		Six Months Ended
	April 1,	April 2,	April 1,	April 2,
	2007	2006	2007	2006

Revenue	$346,019	$318,892	$715,172	$660,084
Subcontractor costs	109,760	81,176	234,042	192,609
Revenue, net of subcontractor costs	236,259	237,716	481,130	467,475
Other contract costs	191,112	191,155	391,564	376,527
Gross profit	45,147	46,561	89,566	90,948
Selling, general and administrative expenses	26,769	30,337	49,823	57,601
Income from operations	18,378	16,224	39,743	33,347
Interest expense - net	495	1,873	1,244	4,105
Loss on retirement of debt	—	—	4,226	—
Income from continuing operations before income tax expense	17,883	14,351	34,273	29,242
Income tax expense	7,500	6,246	14,464	12,649
Income from continuing operations	10,383	8,105	19,809	16,593
Income from discontinued operations, net of tax	26	859	26	394
Net income	$10,409	$8,964	$19,835	$16,987

Basic earnings per share:
Income from continuing operations	$0.18	$0.14	$0.34	$0.29
Income from discontinued operations, net of tax	—	0.02	—	0.01
Net income	$0.18	$0.16	$0.34	$0.30

Diluted earnings per share:
Income from continuing operations	$0.18	$0.14	$0.34	$0.29
Income from discontinued operations, net of tax	—	0.02	—	—
Net income	$0.18	$0.16	$0.34	$0.29

Weighted average common shares outstanding:
Basic	57,838	57,262	57,773	57,182
Diluted	58,323	57,806	58,270	57,724

TETRA TECH, INC.

Condensed Consolidated Statements of Cash Flows

(unaudited - in thousands)

	Six Months Ended
	April 1,	April 2,
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$19,835	$16,987

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,211	6,663
Stock-based compensation	2,566	2,248
Deferred income taxes	5,083	8,231
Write-off of unamortized debt financing costs	1,069	—
Provision for losses on contracts and related receivables	410	199
Gain on sale of discontinued operations	(44)	(1,415)
Gain on disposal of property and equipment	(192)	(3)

Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(2,923)	21,450
Prepaid expenses and other assets	(1,545)	(1,829)
Accounts payable	(6,949)	(38,434)
Accrued compensation	(8,792)	1,341
Billings in excess of costs on uncompleted contracts	2,579	(4,514)
Other current liabilities	(8,362)	987
Income taxes receivable/payable	(4,905)	3,152
Net cash provided by operating activities	4,041	15,063

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(4,635)	(5,857)
Payments for business acquisitions	(4,124)	(1,900)
Proceeds from sale of discontinued operations	1,890	3,475
Proceeds from sale of property and equipment	253	125
Net cash used in investing activities	(6,616)	(4,157)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term obligations	(98,158)	(11,159)
Proceeds from borrowings under long-term obligations	57,000	10,000
Payment of deferred financing fees	(1,032)	—
Net proceeds from issuance of common stock	1,976	3,018
Net cash (used in) provided by financing activities	(40,214)	1,859

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(42,789)	12,765
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	65,353	26,861

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$22,564	$39,626

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$4,398	$4,418
Income taxes, net of refunds received	$14,279	$722